Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RLI Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-01637, 333-28625, 333-75251, 333-117714, 333-124450, 333-125354, 333-166614 and 333-203957) on Form S-8 and registration statement (No. 333-185534) on Form S-3 of RLI Corp. of our report dated February 21, 2020, with respect to the consolidated balance sheets of RLI Corp. as of December 31, 2019 and 2018, the related consolidated statements of earnings and comprehensive earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedules I to VI, and the effectiveness of internal control over financial reporting as of December 31, 2019, which report appears in the December 31, 2019 annual report on Form 10-K of RLI Corp.

Our report refers to a change in accounting principle for equity investments with the adoption of ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, on January 1, 2018.

/s/ KPMG LLP

Chicago, Illinois

February 21, 2020

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